UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 29, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Orthovita, Inc. (the “Company”) completed its annual performance and compensation review of the Company’s executive officers and recommended to the Board 2008 annual base salaries and annual cash bonuses and stock option awards for 2007 performance for the Company’s executive officers. Based on the Committee’s recommendations, on February 29, 2008, the Board approved the compensation set forth in the table below for the Company’s named executive officers.

Named Executive Officer	Title	2008 Base Salary ($)	2007 Cash Bonus ($)	2007 Stock Option Award(1)
Antony Koblish	President and Chief Executive Officer	327,100	201,500	200,000
Albert J. Pavucek, Jr.	Chief Financial Officer	215,000	80,000	70,000
Christopher Smith	Senior Vice President, U.S. Sales	233,000	151,617	80,000
Douglas Low (2)	Senior Vice President, European Operations	229,887	83,997	60,000
Maarten Persenaire, M.D.	Chief Medical Officer	250,000	100,000	95,000

(1)	The amounts shown in the table reflect the number of shares of the Company’s common stock issuable upon exercise of the stock options awarded. The options were issued under the Orthovita, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”). Each option has an exercise price of $2.87 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on February 29, 2008, the date on which the options were granted. Each option has a term of ten years from the date of grant and will vest with respect to 25% of the shares underlying the option on each of the first four anniversaries of the date of its grant and in accordance with the terms of the Plan.
(2)	Mr. Low receives all cash compensation in British pounds sterling. All cash amounts shown for Mr. Low were translated into U.S. dollars using an average foreign exchange rate for the full-year 2007. Mr. Low’s actual base salary for 2008 will differ from the amount shown based on changes in the exchange rate during 2008.

Item 8.01	Other Events

On March 4, 2008, the Company announced the launch of VITOSS® Bioactive Foam as the newest addition to its bone graft substitute product line. VITOSS Bioactive Foam will be immediately available as part of a controlled rollout, with full launch at the beginning of the second quarter. The press release issued by the Company on March 4, 2008 announcing the product launch is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Orthovita, Inc. 2007 Omnibus Equity Compensation Plan (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference)

99.1	Press Release, dated March 4, 2008, issued by Orthovita, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

	By:	/s/ Albert J. Pavucek, Jr.
Chief Financial Officer

Dated: March 6, 2008